UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 5, 2008 (July 31, 2008)

TENNESSEE COMMERCE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Tennessee	00051281	62-1815881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

381 Mallory Station Road Suite 207 Franklin, Tennessee		37067
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    (615) 599-2274

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2008, Tennessee Commerce Bancorp, Inc. (the “Corporation”) announced that Frank Perez, age 40, has been hired as Chief Financial Officer of the Corporation and Tennessee Commerce Bank, a wholly-owned subsidiary of the Corporation (the “Bank”).  During the five years prior to joining the Corporation and the Bank as Chief Financial Officer, Mr. Perez served as Chief Financial Officer of Cumberland Bank & Trust, internal audit manager of Crowell & Crowell, PLLC and senior accountant of AIG American General. It is expected that Mr. Perez will commence his employment with the Corporation and the Bank on or about August 18, 2008.

In connection with his employment, Mr. Perez will receive an annual salary of $165,000 and will be eligible to receive a monthly car allowance and participate in the Bank’s 2008 incentive compensation plan and other benefit plans generally available to all employees.

The description of the terms of Mr. Perez’s offer of employment contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of such offer, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

A copy of the related press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01.  Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

10.1	Offer of Employment by Tennessee Commerce Bank to Frank Perez dated July 31, 2008
99.1	Press release dated July 31, 2008

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNESSEE COMMERCE BANCORP, INC.

By:	/s/ Arthur F. Helf
Arthur F. Helf
Chairman and Chief Executive Officer

Date: August 5, 2008

EXHIBIT INDEX

Exhibit Number	Description
10.1	Offer of Employment by Tennessee Commerce Bank to Frank Perez dated July 31, 2008
99.1	Press release dated July 31, 2008